UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

Colorado Wyoming Reserve Company

(Exact name of Registrant as specified in its charter)

Wyoming	000-09482	83-0246080
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

751 Horizon Court, Suite 205, Grand Junction, Colorado	81506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 255-9995

  N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

December 30, 2009.

Dear shareholders, this is a current update of our land activities and CWYR aggressive activities as of 12/30/09.

We are closely examining a 20 BCF structure in UTAH.

In the FORT WORTH BASIN we have a lead to a gas plant with 2mmcfd..29 wells owned by others..45 company owned wells, with 18,000 acres HBP.

In the PARADOX BASIN play we seek $11,500,000 to shoot state of the seismic 3D 64,000 acres in addition to our original 16,600 which identified 6 structures at 8400 feet. Leases are solid, the first well was loaded up but was destroyed by a bad mud job.

We have 8 years experience there.....science team is top notch!

There is another basin that has potential, but shall remained unnamed..

We are not going to give up making shareholders rich.

Come join us!.

Kim Fuerst,
Chairman of the Board.
Tel: 970-255-9995

Additional information may be found at: www.coloradowyoming.com

Contacts:

Kim Fuerst, Chairman of the Board. Tel: 970-255-9995

Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in the future periods to differ materially from possible results. These risks and uncertainties include, among other things, volatility of oil and gas prices, product demand, market competition, imprecision of reserve estimated and the Company’s ability to replace and expand oil and gas reserves. These and other risks are described in the Company’s annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORADO WYOMING RESERVE COMPANY

By:	/s/ Kim Fuerst
Name: Kim Fuerst
Title: Chairman of the Board

Dated: December 30, 2009